Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-3 No. 333-235294; and Form S-3 No.333-231720, and Post-Effective Amendment No.1 and Post-Effective Amendment No. 2 thereto) of RenaissanceRe Holdings Ltd.
(2)     Registration Statement (Form S-3 No. 333-231720-01, and Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto) of RenRe North America Holdings Inc.
(3)     Registration Statement (Form S-3 No. 333-231720-02, and Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto) of RenaissanceRe Capital Trust II.
(4)     Registration Statement (Form S-3 No. 333-231720-03, and Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto) of RenaissanceRe Finance Inc.
(5)     Registration Statement (Form S-8 No. 333-211398) pertaining to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan.
of our reports dated February 4, 2022, with respect to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of RenaissanceRe Holdings Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young Ltd.
Hamilton, Bermuda
February 4, 2022